AMENDMENT TO FORM 8-A/A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                     -------------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     -------------------------------------

                       CREDIT SUISSE HIGH YIELD BOND FUND
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-4009166
(State of incorporation or organization)       (IRS Employer Identification No.)

                              466 Lexington Avenue
                            New York, New York 10017
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:          Name of each exchange on which
                                                  class is to be registered:
Shares of Beneficial Interest,                    American Stock Exchange
par value $0.001 per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1   Description of Registrant's Securities to be Registered.

         The section captioned "Description of Shares" in Registrant's prospectus forming a part of Registrant's Pre-Effective Amendment No. 2 to its Registration Statement under the Securities Act of 1933 and Amendment No. 2 to its Registration Statement under the Investment Company Act of 1940 on Form N-2 (No. 333-52373 and No. 811-08777), as filed with the Securities and Exchange Commission on July 24, 1998, is incorporated herein by reference.

Item 2   Exhibits.

         Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                CREDIT SUISSE HIGH YIELD BOND FUND
                                Date: May 10, 2006


                                By: /s/ Steven B. Plump
                                    ______________________________________
                                    Name:  Steven B. Plump
                                    Title: Chief Executive Officer and President